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                                                                   EXHIBIT 10.12

                        TERMINATION AND RELEASE AGREEMENT

         THIS SETTLEMENT AGREEMENT (the "AGREEMENT") is entered into this 30th day of March, 2001 (the "EFFECTIVE DATE"), by and between EMC CORPORATION, a Massachusetts Corporation with an office located at 171 South Street, Hopkinton, Massachusetts ("EMC") and ZAP.COM CORPORATION, a Nevada Corporation with an office located at 100 Meridian Centre, Suite 350, Rochester, New York ("ZAP.COM" and collectively with EMC, the "PARTIES").

                                    RECITALS:

         WHEREAS, the Parties entered into an Internet Services Agreement dated as of December 28, 1999 (the "ISA") and various Statements of Work as defined therein (the "STATEMENTS OF WORK").

         WHEREAS, pursuant to Statement of Work Number 03 under the Internet Services Agreement the Parties also entered into an Assignment and Assumption Agreement dated January 10, 2000, whereby EMC assigned and transferred to Zap.Com all of EMC's right title and interest in and to that certain License Agreement between EMC and DoubleClick dated December 23, 1999 and that certain Support Agreement between EMC and DoubleClick dated December 23, 1999, except EMC's payment obligations thereunder (the "ASSIGNMENT" and hereinafter collectively with the ISA and Statements of Work, the "INTERNET SERVICES AGREEMENTS").

         WHEREAS, the Parties desire to terminate the Internet Services Agreements effective as of February 9, 2001, thereby releasing each other from any claims, actions, causes of action, liabilities or obligations thereunder.

         WHEREAS, as part of the consideration for terminating the Internet Services Agreements and releasing each other from any claims, actions, causes of action, liabilities or obligations thereunder, Zap.Com will pay to EMC a final payment of Three Hundred Thousand Dollars ($300,000.00).

                                   PROVISIONS:

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

         1. FINAL PAYMENT. Zap.Com shall pay to EMC the sum of Three Hundred Thousand Dollars ($300,000.00) as final payment under the Internet Services Agreements which amount shall be paid on the Effective Date (the "FINAL PAYMENT").

         2. TERMINATION OF INTERNET SERVICES AGREEMENT. Effective as of February 9, 2001, and subject to the terms of this Agreement, the Internet Services Agreements shall automatically be cancelled, terminated, released and extinguished and neither Zap.Com nor EMC shall have any further interest in or rights with respect to the Internet Services Agreements.

         3. RELEASE.

                  (a) EMC, hereby releases, waives and discharges Zap.Com its representatives, affiliates, heirs, executors, administrators, successors and assigns from any and actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, at law or in equity which it now has or hereafter can, shall or may have, whether known or suspected or unknown or unsuspected, by reason of or arising out of the Internet Services Agreements.

                  (b) Zap.Com, hereby releases, waives and discharges EMC its representatives, affiliates, heirs, executors, administrators, successors and assigns from any and actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, at law or in equity
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which it now has or hereafter can, shall or may have, whether known or suspected or unknown or unsuspected, by reason of or arising out of the Internet Services Agreements.

                  (c) EMC agrees not to commence or pursue in any federal, state or other court or governmental or regulatory authority or in any arbitration or dispute resolution proceeding (collectively, "PROCEEDINGS") against Zap.Com, directly or indirectly, any claims or other matters herein released and not to assert any affirmative defense in any Proceedings involving any such parties which defense is based on facts that would otherwise support claims or matters released hereunder.

                  (d) Zap.Com agrees not to commence in any Proceedings against EMC, directly or indirectly, any claims or other matters herein released and not to assert any affirmative defense in any Proceedings involving any such parties which defense is based on facts that would otherwise support claims or matters released hereunder.

         4. REPRESENTATIONS AND WARRANTIES OF EMC. EMC hereby represents and warrants to Zap.Com as follows:

                  (a) EMC has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly executed and delivered by EMC through the undersigned and constitutes valid and binding obligations of EMC, enforceable against EMC in accordance with its terms.

                  (c) The making and performance by EMC of this Agreement, and the fulfillment of its obligations hereunder, do not and will not violate any law or regulation of the jurisdiction under which it exists.

         5. REPRESENTATIONS AND WARRANTIES OF ZAP.COM. Zap.Com hereby represents and warrants to EMC as follows:

                  (a) Zap.Com has full power and authority to enter into this Agreement and all Exhibits hereto and to consummate the transactions contemplated hereby.

                  (b) The Agreement has been duly executed and delivered by Zap.Com through the undersigned and constitutes a valid and binding obligation of Zap.Com, enforceable against him in accordance with its terms.

                  (c) The making and performance by Zap.Com of this Agreement, and the fulfillment of its obligations hereunder, do not and will not violate any law or regulation of the jurisdiction under which it exists.

         6. MISCELLANEOUS.

                  (a) This Agreement:

                                    (i) shall constitute the entire agreement
                           between the parties hereto and supersedes all prior agreements, written or oral, concerning the subject matter herein and there are no oral understandings, statements or stipulations bearing upon the effect of this Agreement which have not been incorporated herein.

                                    (ii) may be modified or amended only by a
                           written instrument signed by each of the parties hereto.

                                    (iii) shall bind and inure to the benefit of
                           the parties hereto and their respective heirs, successors and assigns.

                                    (iv) shall be construed in accordance with
                           and governed by the laws of the State of New York without reference to conflict of laws principles.
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                                    (v) may not be assigned by either party
                           without a written agreement signed by all parties hereto. Any assignment not signed by all parties is null and void.

                  (b) All notices hereunder shall be in writing and shall be deemed to have been delivered on the day of mailing if sent by registered or certified mail, postage prepaid and return receipt requested to the addresses set forth at the beginning of this Agreement or such other address known by a party sending notice hereunder.

                  (c) Any litigation involving this Agreement shall be adjudicated in a court of competent jurisdiction located in Monroe County, New York and the parties irrevocably consent to the personal jurisdiction and venue of such court.

                  (d) If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  (e) In the event of litigation to enforce the terms and conditions of this Agreement, the losing party agrees to pay the prevailing party's reasonable costs and expenses incurred including, without limitation, reasonable attorneys' fees directly relating to such litigation.

                  (f) This Agreement can be executed in multiple counterparts and by facsimile.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                        EMC CORPORATION


                                        By: /s/ Constance B. Marks
                                            -----------------------------------
                                        Name:   Constance B. Marks
                                        Title:  Outsourcing Manager

                                        ZAP.COM CORPORATION


                                        By: /s/ Leonard DiSalvo
                                            -----------------------------------
                                                Leonard DiSalvo, Vice President
                                                of Finance and Chief Financial
                                                Officer